FIRST PROSPECTUS SUPPLEMENT                          RULES 424(b)(3) and 424(c)
TO PROSPECTUS DATED                                  REGISTRATION No. 333-90993
DECEMBER 9, 1999

                        1,249,356 SHARES OF COMMON STOCK

                              CFI PROSERVICES, INC.

We have prepared this Prospectus Supplement to update our Prospectus dated December 9, 1999 (the "Prospectus") covering 1,249,356 shares of our Common Stock, no par value (the "Common Stock") to be sold by certain selling security holders. You should read this Prospectus Supplement in conjunction with the Prospectus itself except to the extent that the information included in this Prospectus Supplement supercedes the information contained in the Prospectus. All undefined capitalized terms that are used in this Prospectus Supplement have the meanings in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is January 14, 2000.

The Prospectus, along with this First Prospectus Supplement, is the prospectus that we are required to deliver by Section 5(b) of the Securities Act relating to offers and sales of the shares of Common Stock by the selling security holders. All references in the Prospectus to "this Prospectus" are changed to read "this Prospectus (as supplemented and amended)."

We entered into an amendment to the Financing Agreement which became effective on December 31, 1999 (the "Amendment") and which modifies the Financing Agreement. The Amendment requires that we pay a fee to our Lenders of 2% of the aggregate lending commitments under the Financing Agreement. The Amendment also changes the covenants that we agreed to with our Lenders concerning: permitted levels of annual operating lease expense, and certain financial ratios, including maintaining minimum levels of net worth and consolidated earnings before interest, taxes, depreciation and amortization (EBITDA).

Along with the Amendment, we have also entered into amendments to our Lender Warrants and Subordinated Notes (each effective on December 31, 1999). These amendments decrease the amounts that the holders of the Lender Warrants have to pay to exercise the warrants as well as the price at which the holders of the Subordinated Notes can convert their notes into Common Stock (prior to any other adjustments) from $12.34375 per share to $10.00 per share. The closing price of our Common Stock on December 30, 1999 was $8.063. The amendments to the Subordinated Notes also require us to pay a fee to the holders of those notes in connection with the amendment. The fee is 2% of the original purchase price of the Subordinated Notes.

                   AMENDMENT NUMBER ONE TO FINANCING AGREEMENT

                  THIS AMENDMENT NUMBER ONE TO FINANCING AGREEMENT (this "Amendment"), effective as of December 31, 1999, is entered into by and among CFI PROSERVICES, INC., an Oregon corporation ("CFI"), ULTRADATA CORPORATION, a Delaware corporation and successor by merger to UFO Acquisition Co.
("Ultradata"), MECA SOFTWARE, L.L.C., a Delaware limited liability company ("MECA"), MONEYSCAPE HOLDINGS, INC., an Oregon corporation ("MSHI"), each of the financial institutions or funds that is a signatory to this Amendment (together with its successors and permitted assigns, individually, "Lender" and, collectively, "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, "Administrative Agent"), and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lender Group (in such capacity, together with its successors, if any, in such capacity, "Collateral Agent"), in light of the following:

                               W I T N E S S E T H

                  WHEREAS, the Loan Parties and the Lender Group are parties to that certain Financing Agreement, dated as of August 13, 1999 (as amended, restated, supplemented, or modified from time to time, the "Financing Agreement");

                  WHEREAS, the parties desire to amend the Financing Agreement, in accordance with the amendment provisions of Section 11.02 thereof, as set forth herein;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Financing Agreement as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement, as amended hereby.

2.       AMENDMENTS TO FINANCING AGREEMENT.

(a) Section 1.01 of the Financing Agreement hereby is amended by adding the following defined terms in proper alphabetical order:

                  "FIRST AMENDMENT" means that certain Amendment Number One to Financing Agreement, effective as of December 31, 1999, among the Loan Parties and the Lender Group.

                  "FIRST AMENDMENT CLOSING DATE" means the date, if ever, that all of the conditions set forth in Section 3 of the First Amendment shall be satisfied (or waived by the Required Lenders in their sole discretion).

                  "FIRST AMENDMENT APPROVING LENDER" means a Lender that delivers to Collateral Agent and Borrower a duly executed counterpart of the First Amendment on or before the earlier to occur of January 14, 2000 and the First Amendment Closing Date.

     (b) Section 2.06 of the Financing Agreement hereby is amended by inserting the following as a new subsection (c) in proper alphanumerical order:

                  (C) FIRST AMENDMENT FEE. Borrower shall pay to Administrative Agent, for the ratable benefit of the First Amendment Approving Lenders, a First Amendment fee in the aggregate amount of $1,600,000, which fee shall be fully earned on the First Amendment Closing Date and shall be due and payable in two installments as follows: (i) the first installment, in the amount of $800,000, shall be due and payable in full, in immediately available funds, on the First Amendment Closing Date; and (ii) the second installment, in the amount of $800,000, shall be due and payable in full, in immediately available funds, on the earlier to occur of (y) the termination of the Financing Agreement pursuant to Section 2.05 of the Financing Agreement and (z) June 30, 2000. Borrower hereby expressly authorizes Administrative Agent to advance to the First Amendment Approving Lenders their ratable share of each such installment when due and owing and to designate such installments so advanced as Revolving Loans under the Financing Agreement. Borrower hereby acknowledges and agree that each installment of such First Amendment fee payable hereunder is non-refundable as of the First Amendment Closing Date, and that such fee constitutes Obligations and are in addition to any other fees payable by Borrower under the Financing Agreement or any other Loan Document.

     (c) Section 6.02(f) of the Financing Agreement hereby is amended and restated in its entirety as follows:

                  (F) LEASE OBLIGATIONS. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Loan Parties and their Subsidiaries in any fiscal year to exceed the amounts set forth in subsection (G) of this section 6.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Loan Parties and their Subsidiaries to exceed: (1) during the Fiscal Year ending December 31, 1999, $5,000,000; (2) during the Fiscal Year ending December 31, 2000, $7,500,000; (3) during the Fiscal Year ending December 31, 2001, $9,000,000; and (4) during the Fiscal Year ending December 31, 2002, $10,500,000.

     (d) Section 6.03(a) of the Financing Agreement hereby is amended and restated in its entirety as follows:

                  (a) CURRENT RATIO. Permit the ratio of (i) Consolidated Current Assets of CFI and its Subsidiaries, to (ii) Consolidated Current Liabilities of CFI and its Subsidiaries at the end of any fiscal quarter to be less than the applicable ratio set forth below:


         FISCAL QUARTER ENDING                                    RATIO
         ---------------------                                    -----------
         December 31, 1999                                        0.85 : 1.00
         March 31, 2000                                           0.85 : 1.00
         June 30, 2000                                            0.95 : 1.00
         September 30, 2000                                       1.05 : 1.00
         December 31, 2000                                        1.05 : 1.00
         March 31, 2001                                           1.10 : 1.00
         June 30, 2001                                            1.10 : 1.00
         September 30, 2001                                       1.15 : 1.00
         December 31, 2001                                        1.15 : 1.00
         March 31, 2002                                           1.20 : 1.00
         June 30, 2002                                            1.20 : 1.00



     (e) Section 6.03(c) of the Financing Agreement hereby is amended and restated in its entirety as follows:

                  (C) TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth of CFI and its Subsidiaries at the end of each fiscal quarter set forth below to be less than the amount set forth opposite such date.


         FISCAL QUARTER ENDING                                TANGIBLE NET WORTH
         ---------------------                                ------------------
         December 31, 1999                                        ($86,500,000)
         March 31, 2000                                           ($83,500,000)
         June 30, 2000                                            ($76,500,000)
         September 30, 2000                                       ($70,000,000)
         December 31, 2000                                        ($63,500,000)
         March 31, 2001                                           ($62,000,000)
         June 30, 2001                                            ($58,000,000)
         September 30, 2001                                       ($52,500,000)
         December 31, 2001                                        ($45,000,000)
         March 31, 2002                                           ($44,500,000)
         June 30, 2002                                            ($41,500,000)

     (f) Section 6.03(d) of the Financing Agreement hereby is amended and restated in its entirety as follows:

                  (D) CASH FLOW RATIO. Permit the Cash Flow Ratio for each period of four (4) consecutive fiscal quarters of CFI and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the ratio set forth opposite such date:


         FISCAL QUARTER ENDING                                    RATIO
         ---------------------                                    -----------
         December 31, 1999                                        1.30 : 1.00
         March 31, 2000                                           1.52 : 1.00
         June 30, 2000                                            1.49 : 1.00
         September 30, 2000                                       2.03 : 1.00
         December 31, 2000                                        3.25 : 1.00
         March 31, 2001                                           3.50 : 1.00
         June 30, 2001                                            3.50 : 1.00
         September 30, 2001                                       3.50 : 1.00
         December 31, 2001                                        3.50 : 1.00
         March 31, 2002                                           3.50 : 1.00
         June 30, 2002                                            3.50 : 1.00

     (g) Section 6.03(e) of the Financing Agreement hereby is amended and restated in its entirety as follows:

                  (E) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio for each period of four (4) consecutive fiscal quarters of CFI and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the amount set forth opposite such date:


         FISCAL QUARTER ENDING                                    RATIO
         ---------------------                                    -----------
         December 31, 1999                                        0.75 : 1.00
         March 31, 2000                                           0.82 : 1.00
         June 30, 2000                                            0.65 : 1.00
         September 30, 2000                                       0.81 : 1.00
         December 31, 2000                                        1.00 : 1.00
         March 31, 2001                                           0.96 : 1.00
         June 30, 2001                                            0.94 : 1.00
         September 30, 2001                                       0.94 : 1.00
         December 31, 2001                                        0.91 : 1.00
         March 31, 2002                                           0.86 : 1.00
         June 30, 2002                                            0.81 : 1.00



     (h) Section 6.03(f) of the Financing Agreement hereby is amended and restated in its entirety as follows:

                  (F) CONSOLIDATED EBITDA. Permit Consolidated EBITDA of CFI and its Subsidiaries for each period of four (4) consecutive fiscal quarters of CFI and its Subsidiaries for which the last fiscal quarter ends on a date set forth below to be less than the amount set forth opposite such date; provided, however, that the contribution of MECA to Consolidated EBITDA of CFI and its Subsidiaries shall be included therein only for periods from and after May 17, 1999:

         FISCAL QUARTER ENDING                               CONSOLIDATED EBITDA
         ---------------------                               -------------------
         December 31, 1999                                        $15,202,000
         March 31, 2000                                           $12,542,000
         June 30, 2000                                            $11,577,000
         September 30, 2000                                       $16,601,000
         December 31, 2000                                        $27,217,000
         March 31, 2001                                           $29,593,000
         June 30, 2001                                            $30,170,000
         September 30, 2001                                       $31,480,000
         December 31, 2001                                        $32,139,000
         March 31, 2002                                           $30,848,000
         June 30, 2002                                            $30,027,000



     (i) Section 6.03(i) of the Financing Agreement hereby is amended and restated in its entirety as follows:

                  (I) DEBT RATIO. Permit the ratio of (i) the amount equal to the sum of (A) the Obligations, plus (B) capitalized lease obligations, TO (ii) Consolidated EBITDA for each period of four (4) consecutive fiscal quarters of CFI and its Subsidiaries for which the last fiscal quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

         FISCAL QUARTER ENDING                                    RATIO
         ---------------------                                    -----------
         December 31, 1999                                        6.00 : 1.00
         March 31, 2000                                           5.49 : 1.00
         June 30, 2000                                            5.53 : 1.00
         September 30, 2000                                       3.79 : 1.00
         December 31, 2000                                        2.25 : 1.00
         March 31, 2001                                           2.25 : 1.00
         June 30, 2001                                            2.25 : 1.00
         September 30, 2001                                       2.00 : 1.00
         December 31, 2001                                        2.00 : 1.00
         March 31, 2002                                           2.00 : 1.00
         June 30, 2002                                            2.00 : 1.00


3. CONDITIONS PRECEDENT TO AMENDMENT. The satisfaction of each of the following on or before January 14, 2000, unless waived or deferred by the Required Lenders in their sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) The representations and warranties in the Financing Agreement, as amended by this Amendment, and the other Financing Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), and the Borrowers shall have delivered an officer's certificate to such effect, signed by the Chief Executive Officer and the Chief Financial Officer of each Borrower.

(b) Administrative Agent shall have received the first $800,000 installment of the First Amendment fee described in Section 2.06(c) of the Financing Agreement, in immediately available funds, such fee to be for the ratable benefit of the First Amendment Approving Lenders.

(c) The Required Lenders shall have received evidence, in form and substance satisfactory to the Required Lenders, that no event of default exists under the Permitted Subordinated Indebtedness Documents as of each of December 31, 1999, the date that Borrower executes and delivers this Amendment, and the First Amendment Closing Date.

(d) Each Warrantholder that is a First Amendment Approving Lender or is an Affiliate of a First Amendment Approving Lender shall have received an amendment of its Warrants, duly executed by CFI and the requisite Warrantholders and in form and substance satisfactory to Collateral Agent, whereby the purchase price per share set forth in such Warrants (prior to any adjustment thereof pursuant to Section 4 of such Warrants) shall be decreased from $12.34375 per share to $10.00 per share, and such amendments shall be in full force and effect.

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Lender Group.

(f) The Borrowers shall have paid on or before the First Amendment Closing Date all Lender Group Expenses (including reasonable attorneys' fees) incurred by the Lender Group (or any member thereof) in connection with this Amendment.

(g) Administrative Agent and Collateral Agent shall have received a copy of the resolutions of each Loan Party, certified as of the First Amendment Closing Date by a Responsible Official thereof, authorizing the execution, delivery and performance by such Loan Party of this Amendment and, in the case of CFI, the execution, delivery, and performance of the amendments to the respective Warrants described in Section 3(d) hereof.

4. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

5. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Upon satisfaction of the conditions set forth in Section 3 hereof, the parties intend and agree that, as of December 31, 1999 and during the period commencing therefrom and ending on the First Amendment Closing Date, no Event of Default arising solely from any noncompliance by CFI and its Subsidiaries with the negative covenant set forth in Section 6.02(f) or one or more financial covenants set forth in Sections 6.03(a), 6.03(c), 6.03(d), 6.03(e), 6.03(f), and 6.03(i), in each case as such covenant was in effect immediately prior to the amendment and restatement of such covenant pursuant to this Amendment (each such Event of Default, a "Specified Event of Default"), has occurred and is continuing. Except for the amendments to the Financing Agreement expressly set forth in Section 2 hereof and the amendment of the Warrants described in Section 3(d) hereof, the Financing Agreement and other Loan Documents shall remain unchanged and in full force and effect. Without limiting the generality of the foregoing and anything to the contrary notwithstanding, this Amendment shall not affect, and does not purport to amend or waive, the operation of Section 2.04(b) of the Financing Agreement, pursuant to which all Obligations shall bear interest at the Post-Default Rate upon the occurrence and during the continuance of any Event of Default, or any other right, power, or remedy of the Lender Group (or any member thereof) with respect to any Default or Event of Default (other than a Specified Event of Default to the extent set forth herein) or any other or further matter, all of which rights, powers, and remedies hereby are reserved. To the extent any terms or provisions of this Amendment conflict with those of the Financing Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

6. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7.       MISCELLANEOUS.

(a) Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Financing Agreement shall mean and refer to the Financing Agreement as amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Financing Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Financing Agreement shall mean and refer to the Financing Agreement as amended by this Amendment.

(c) Upon the effectiveness of this Amendment, each of the following Schedules to the Financing Agreement shall be supplemented by the respective Supplements thereto attached to this Amendment, and each reference in the Loan Documents to such Schedules shall mean and refer to such Schedules as supplemented by such respective Supplements:

o         Schedule 5.01(g) [Litigation]

o         Schedule 5.01(p) [Real Property]

o         Schedule 5.01(y) [Intellectual Property]

o         Schedule 5.01(z) [Material Contracts]

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

Date:__________________                   CFI PROSERVICES, INC.,
                                          an Oregon corporation

                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:

Date:__________________                   ULTRADATA CORPORATION, a
                                          Delaware corporation and
                                          successor  by  merger to
                                          UFO Acquisition Co.

                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:

Date:__________________                   MONEYSCAPE HOLDINGS, INC., an Oregon
                                          corporation

                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:

                                          MECA SOFTWARE, L.L.C., a Delaware
                                          limited liability company


                                          BY:
                                          Name:
                                          Title:

                                          BY:
                                          Name:
                                          Title:


Date:__________________                   ABLECO  FINANCE  LLC,  a  Delaware
                                          limited liability company, as
                                          Collateral Agent and as a Lender

                                          By:
                                          Name:
                                          Title:


Date:__________________                   FOOTHILL   CAPITAL   CORPORATION,  a
                                          California   corporation,   as
                                          Administrative Agent and as a Lender

                                          By:
                                          Name:
                                          Title:

Date:__________________                   LEVINE LEICHTMAN CAPITAL PARTNERS II,
                                          L.P., a California  limited
                                          partnership, as a Lender

                                          By:      LLCP California Equity
                                          Partners II, L.P., a California
                                          limited partnership, its General
                                          Partner

                                                   By:      Levine Leichtman
                                                   Capital Partners, Inc., a
                                                   California corporation, its
                                                   General Partner

                                                     By:
                                                     Name:
                                                     Title:

Date:__________________                   FOOTHILL  PARTNERS III, L.P., a
                                          Delaware  limited  partnership,  as a
                                          Lender

                                          By:
                                          Name:
                                          Title:

Date:__________________                   A2 FUNDING LP, as a Lender

                                          By:      A2 FUND MANAGEMENT LLC,
                                                   its General Partner

                                          By:
                                          Name:
                                          Title:

                             AMENDMENT NUMBER ONE TO

                                     WARRANT

                  This AMENDMENT NUMBER ONE TO WARRANT (this "Amendment") is effective as of December 31, 1999, by and between CFI PROSERVICES, INC., an Oregon corporation (the "Company"), and the undersigned holders of at least 51% of the Investor Warrants, with reference to the following facts:

         A. In connection with that certain Financing Agreement, dated as of August 13, 1999 (as amended, restated, supplemented, modified, extended, renewed, or refinanced from time to time, the "Financing Agreement"), between, on the one hand, the Company and each of its subsidiaries signatory to the Financing Agreement (collectively, and jointly and severally, the "Borrowers"), and, on the other hand, each of the financial institutions or funds that is a signatory to the Financing Agreement (together with its successors and permitted assigns, individually, "Lender" and, collectively, "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, "Administrative Agent"), and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lender Group (in such capacity, together with its successors, if any, in such capacity, "Collateral Agent"), the Company heretofore issued in favor of _______________ ("Holder") that certain Warrant to Purchase ____________ Shares of Common Stock, dated as of August 13, 1999 and designated as Warrant No. __ (the "Warrant");

         B. The Borrowers, the Lenders, Administrative Agent, and Collateral Agent are entering into that certain Amendment Number One to Financing Agreement, effective as December 31, 1999 (the "First Amendment"), in order to amend the Financing Agreement to, among other things, effect certain changes to the financial covenants set forth in the Financing Agreement;

         C. In order to induce certain Lenders to execute and deliver the First Amendment, the Company and the undersigned holders of at least 51% of the Investor Warrants desire, pursuant to Section 20 of the Warrant, to enter into this Amendment in order to decrease the purchase price per share set forth in the Warrant (prior to any adjustment thereof pursuant to Section 4 of the Warrant) from $12.34375 per share to $10.00 per share; and

         D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Warrant, as amended hereby.

                  NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, the Company and the undersigned holders of at least 51% of the Investor Warrants for the benefit of the holders of the Warrants hereby agree as follows:

                  1. Amendment to the Warrant. The introductory paragraph of the Warrant hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

                           CFI PROSERVICES, INC., an Oregon corporation (the "COMPANY"), hereby certifies that, for value received_______________ (the "INITIAL HOLDER"), or its registered transferees, successors or assigns (collectively, together with the Initial Holder, the "Holder"), is the registered holder of warrants (the "WARRANTS") to subscribe for and purchase _______ shares of the fully paid and nonassessable common stock (as adjusted pursuant to Section 4 hereof, the "WARRANT SHARES") of the Company, at a purchase price per share equal to $10.00 (such price, as adjusted pursuant to Section 4 hereof, the "WARRANT PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "COMMON STOCK" shall mean the Company's presently authorized Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged, and (b) the term "DATE OF GRANT" shall mean the date of this Warrant. The term "WARRANT" as used herein shall be deemed to include any warrant issued upon transfer or partial exercise of this Warrant, unless the context clearly requires otherwise.

                  2. Effect on Warrant. The Warrant, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of either party under the Warrant, as in effect prior to the date hereof.

                  3.       Miscellaneous.

                    a. Upon the effectiveness of this Amendment, each reference in the Warrant to "this Warrant", "hereunder", "herein", "hereof" or words of like import referring to the Warrant shall mean and refer to the Warrant as amended by this Amendment.

                    b. Upon the effectiveness of this Amendment, each reference in the Financing Agreement and the other Loan Documents (as defined in the Financing Agreement) to the "Warrant", "thereunder", "therein", "thereof" or words of like import referring to the Warrant shall include and refer to the Warrant as amended by this Amendment.

                    c. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.

                    d. This Amendment is a Loan Document (as defined in the Financing Agreement).

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the date first above written.


Date:__________________                   CFI PROSERVICES, INC.,
                                          an Oregon corporation

                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:


Date:__________________                   ABLECO  FINANCE  LLC,  a  Delaware
                                          limited liability company

                                          By:
                                          Name:
                                          Title:

Date:__________________                   FOOTHILL  PARTNERS III, L.P., a
                                          Delaware  limited  partnership

                                          By:
                                          Name:
                                          Title:


Date:__________________                   LEVINE LEICHTMAN CAPITAL PARTNERS II,
                                          L.P., a California  limited
                                          partnership

                                          By:      LLCP California Equity
                                          Partners II, L.P., a California
                                          limited partnership, its General
                                          Partner

                                                   By:      Levine Leichtman
                                                   Capital Partners, Inc., a
                                                   California corporation, its
                                                   General Partner

                                                     By:
                                                     Name:
                                                     Title:

                             FIRST AMENDMENT TO NOTE

                                      DATED

                                 AUGUST 13, 1999

                  This FIRST AMENDMENT TO NOTE (this "Amendment") is entered into as of December 31, 1999 by and between CFI PROSERVICES, INC., an Oregon corporation (the "Company"), and the undersigned note purchaser BAY STAR CAPITAL, L.P. ("Purchaser"), with reference to the following facts:

         A. In connection with that certain Note Purchase Agreement, dated as of August 13, 1999 (as amended, restated, supplemented, modified, extended, or renewed from time to time, the "Note Purchase Agreement"), between the Company and each of the Purchasers named in Exhibit A thereto, the Company heretofore issued in favor of the undersigned Purchaser a 10% CONVERTIBLE SUBORDINATED DISCOUNT NOTE in original principal amount of $2,010,145.00 dated as of August 13, 1999 (the "Note").

         B. Contemporaneously herewith, the Company and certain parties are entering into that certain Amendment Number One to Financing Agreement dated as of August 13, 1999 (said amendment is referred to hereafter as the "First Amendment") in order to amend the Financing Agreement to, among other things, effect certain changes to the financial covenants set forth in the Financing Agreement;

         C. The Company and the undersigned Purchaser desire to enter into this Amendment in order to decrease the initial Conversion Price per share as set forth in the Note from $12.34375 to $10.00 per share; and

         D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Note, as amended hereby, and in the Note Purchase Agreement.

                  NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, the Company and the undersigned Purchaser hereby agree as follows:

         1.       AMENDMENT TO THE NOTE.

                    a. The second sentence in Section 6(d) of the Note is changed to read: "The initial Conversion Price shall be $10.00 per share of Common Stock."

                  b. Not later than January 11, 2000, Company shall pay to Purchaser an Amendment fee in the aggregate amount of $30,000.00, which fee shall be fully earned as of December 31, 1999 and shall be due and payable in two installments as follows:

                    i) The first installment in the amount of $15,000.00 shall be due and payable in full in immediately available funds on January 15, 2000; and

                           ii) The second installment in the amount of $15,000.00 shall be due and payable in full in immediately available funds not later than July 1, 2000. The Company hereby acknowledges and agrees that each installment of such Amendment fee payable hereunder is nonrefundable on the date such installments are respectively due and payable as provided above, and that such fee constitutes obligations which are in
                                    addition  to  any  other  fees   payable  by
                                    Company under the Note.

         2. EFFECT ON NOTE. The Note, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of either party under the Note or under the Note Purchase Agreement.

         3.       MISCELLANEOUS.

                  a. Upon the effectiveness of this Amendment, each reference in the Note to "Note," "Notes," "hereunder," "herein," "hereof" or words of like import referring to the Note shall mean and refer to the Note as amended by this Amendment.

                  b. Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement and in the Financing Agreement and the other Loan Documents (as defined in the Financing Agreement) to the "Note," "Notes," "thereunder," "therein," "thereof" or words of like import referring to the Note shall include and refer to the Note as amended by this Amendment.

                  c. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective on December 31, 1999.

CFI PROSERVICES, INC.                                PURCHASER

                                                     BAY STAR CAPITAL, L.P.

BY:                                                  BY:
TITLE:   PRESIDENT & COO                             TITLE:

                             FIRST AMENDMENT TO NOTE

                                      DATED

                                 AUGUST 13, 1999

                  This FIRST AMENDMENT TO NOTE (this "Amendment") is effective as of December 31, 1999 by and between CFI PROSERVICES, INC., an Oregon corporation (the "Company"), and the undersigned note purchaser LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P. ("Purchaser"), with reference to the following facts:

         A. In connection with that certain Note Purchase Agreement, dated as of August 13, 1999 (as amended, restated, supplemented, modified, extended, or renewed from time to time, the "Note Purchase Agreement"), among the Company, the Guarantors (as defined therein) and each of the Purchasers named in Exhibit A thereto, the Company heretofore issued in favor of the undersigned Purchaser a 10% CONVERTIBLE SUBORDINATED DISCOUNT
                  NOTE in original principal face amount of $2,680,193.00 dated as of August 13, 1999 (the "Note").

         B. Contemporaneously herewith, the Company and certain parties are entering into that certain Amendment Number One to Financing Agreement dated as of August 13, 1999 (said amendment is referred to hereafter as the "First Amendment") in order to amend the Financing Agreement to, among other things, effect certain changes to the financial covenants set forth in the Financing Agreement;

         C. As an integral part of the consummation of the amendments to the Financing Agreement as referenced above, and as additional consideration to the Purchaser for its consent to such amendments as a Lender (as defined in the Financing Agreement), the Company has offered to pay the "Amendment fee" set forth below and decrease the initial Conversion Price per share as set forth in the Note from $12.34375 to $10.00 per share; and

         D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Note, as amended hereby, and in the Note Purchase Agreement.

                  NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, the Company and the undersigned Purchaser hereby amend the Note in accordance with Section 18(c) thereof as follows:

         1.       AMENDMENT TO THE NOTE.

                  a. The second sentence in Section 6(d) of the Note is changed to read in its entirety as follows: "The initial Conversion Price shall be $10.00 per share of Common Stock." It is understood by the parties that all references to $12.34375, if any, in the Note and the other Subordinated Note Documents shall be similarly amended to read $10.00.

                  b. Company shall pay to Purchaser an Amendment fee in the aggregate amount of $40,000.00, which fee shall be fully earned as of the effective date of this Agreement and shall be due and payable in two installments as follows:

                    i) The first installment in the amount of $20,000.00 shall be due and payable in full in immediately available funds not later than January 15, 2000; and

                           ii) The second installment in the amount of $20,000.00 shall be due and payable in full in immediately available funds not later than July 1, 2000. The Company hereby acknowledges and agrees that each installment of such Amendment fee payable hereunder is nonrefundable, and that such fee constitutes Obligations which are in addition to any other fees payable by Company under the Note.

         2. EFFECT ON NOTE. The Note, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver or limitation of or, except as expressly set forth herein, as an amendment to, any right, power, or remedy of either party under the Note or under the Note Purchase Agreement.

         3.       MISCELLANEOUS.

                  a. Upon the effectiveness of this Amendment, each reference in the Note to "Note," "Notes," "hereunder," "herein," "hereof" or words of like import referring to the Note shall mean and refer to the Note as amended by this Amendment.

                  b. Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement and in the Financing Agreement and the other Loan Documents (as defined in the Financing Agreement) to the "Note," "Notes," "thereunder," "therein," "thereof" or words of like import referring to the Note shall include and refer to the Note as amended by this Amendment.

                  c. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.

                  d. The Company represents and warrants to the Purchaser that (a) this Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and (b) the Company is in compliance with
                           Section 14.2(b) of the Note Purchase Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the first date written above.

CFI PROSERVICES, INC.                       PURCHASER

                                            LEVINE  LEICHTMAN  CAPITAL  PARTNERS
                                            II,  L.P.,  a California limited
                                            partnership

BY:
TITLE: PRESIDENT & COO                      By: LLCP California Equity Partners
                                            II,  L.P.,  a  California limited
                                            partnership
                                            Its:  General Partner

                                                By:   Levine Leichtman Capital
                                                      Partners,  Inc., a
                                                      California corporation
                                                      Its:  General Partner

                                                BY:
                                                      Arthur E. Levine
                                                      President

                                                DATE:

                    ACKNOWLEDGMENT AND CONSENT OF GUARANTORS

         Each of the undersigned Guarantors hereby acknowledges receiving a copy of and reading the foregoing First Amendment to Note, consents to the amendments and other modifications to the Note and all other matters covered by the First Amendment to Note, reaffirms its obligations under the Note Purchase Agreement, the Note and the other Subordinated Note Documents and agrees that all such documents remain in full force and effect, as amended by the First Amendment.

GUARANTORS:                               ULTRADATA CORPORATION, a
                                          Delaware corporation and
                                          successor  by  merger to
                                          UFO Acquisition Co.

                                          By:
                                          Name:
                                          Title:


                                          MECA SOFTWARE, L.L.C., a Delaware
                                          limited liability company


                                          BY:
                                          Name:
                                          Title:


                                          MONEYSCAPE HOLDINGS, INC., an Oregon
                                          corporation

                                          By:
                                          Name:
                                          Title:

                             FIRST AMENDMENT TO NOTE

                                      DATED

                                 AUGUST 13, 1999

                  This FIRST AMENDMENT TO NOTE (this "Amendment") is entered into as of December 31, 1999 by and between CFI PROSERVICES, INC., an Oregon corporation (the "Company"), and the undersigned note purchaser SOUNDSHORE HOLDINGS LTD. ("Purchaser"), with reference to the following facts:

         A. In connection with that certain Note Purchase Agreement, dated as of August 13, 1999 (as amended, restated, supplemented, modified, extended, or renewed from time to time, the "Note Purchase Agreement"), between the Company and each of the Purchasers named in Exhibit A thereto, the Company heretofore issued in favor of the undersigned Purchaser a 10% CONVERTIBLE SUBORDINATED DISCOUNT NOTE in original principal amount of $670,048.00 dated as of August 13, 1999 (the "Note").

         B. Contemporaneously herewith, the Company and certain parties are entering into that certain Amendment Number One to Financing Agreement dated as of August 13, 1999 (said amendment is referred to hereafter as the "First Amendment") in order to amend the Financing Agreement to, among other things, effect certain changes to the financial covenants set forth in the Financing Agreement;

         C. The Company and the undersigned Purchaser desire to enter into this Amendment in order to decrease the initial Conversion Price per share as set forth in the Note from $12.34375 to $10.00 per share; and

         D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Note, as amended hereby, and in the Note Purchase Agreement.

                  NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, the Company and the undersigned Purchaser hereby agree as follows:

         1.       AMENDMENT TO THE NOTE.

                    a. The second sentence in Section 6(d) of the Note is changed to read: "The initial Conversion Price shall be $10.00 per share of Common Stock."

                  b. Not later than January 11, 2000, Company shall pay to Purchaser an Amendment fee in the aggregate amount of $10,000.00, which fee shall be fully earned as of December 31, 1999 and shall be due and payable in two installments as follows:

                    i) The first installment in the amount of $5,000.00 shall be due and payable in full in immediately available funds on January 15, 2000; and

                           ii) The second installment in the amount of $5,000.00 shall be due and payable in full in immediately available funds on not later than July 1, 2000. The Company hereby acknowledges and agrees that each installment of such Amendment fee payable hereunder is nonrefundable on the date such installments are respectively due and payable as provided above, and that such fee constitutes obligations which are in
                                    addition  to  any  other  fees   payable  by
                                    Company under the Note.

         2. EFFECT ON NOTE. The Note, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of either party under the Note or under the Note Purchase Agreement.

         3.       MISCELLANEOUS.

                  a. Upon the effectiveness of this Amendment, each reference in the Note to "Note," "Notes," "hereunder," "herein," "hereof" or words of like import referring to the Note shall mean and refer to the Note as amended by this Amendment.

                  b. Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement and in the Financing Agreement and the other Loan Documents (as defined in the Financing Agreement) to the "Note," "Notes," "thereunder," "therein," "thereof" or words of like import referring to the Note shall include and refer to the Note as amended by this Amendment.

                  c. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective on December 31, 1999.

CFI PROSERVICES, INC.                                PURCHASER

                                                     SOUNDSHORE HOLDINGS LTD.

BY:                                                  BY:
TITLE:   PRESIDENT & COO                             TITLE:

                             FIRST AMENDMENT TO NOTE

                                      DATED

                                 AUGUST 13, 1999

                  This FIRST AMENDMENT TO NOTE (this "Amendment") is entered into as of December 31, 1999 by and between CFI PROSERVICES, INC., an Oregon corporation (the "Company"), and the undersigned note purchaser SOUNDSHORE HOLDINGS LTD. ("Purchaser"), with reference to the following facts:

         A. In connection with that certain Note Purchase Agreement, dated as of August 13, 1999 (as amended, restated, supplemented, modified, extended, or renewed from time to time, the "Note Purchase Agreement"), between the Company and each of the Purchasers named in Exhibit A thereto, the Company heretofore issued in favor of the undersigned Purchaser a 10% CONVERTIBLE SUBORDINATED DISCOUNT NOTE in original principal amount of $670,048.00 dated as of August 13, 1999 (the "Note").

         B. Contemporaneously herewith, the Company and certain parties are entering into that certain Amendment Number One to Financing Agreement dated as of August 13, 1999 (said amendment is referred to hereafter as the "First Amendment") in order to amend the Financing Agreement to, among other things, effect certain changes to the financial covenants set forth in the Financing Agreement;

         C. The Company and the undersigned Purchaser desire to enter into this Amendment in order to decrease the initial Conversion Price per share as set forth in the Note from $12.34375 to $10.00 per share; and

         D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Note, as amended hereby, and in the Note Purchase Agreement.

                  NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, the Company and the undersigned Purchaser hereby agree as follows:

         1.       AMENDMENT TO THE NOTE.

                    a. The second sentence in Section 6(d) of the Note is changed to read: "The initial Conversion Price shall be $10.00 per share of Common Stock."

                  b. Not later than January 11, 2000, Company shall pay to Purchaser an Amendment fee in the aggregate amount of $10,000.00, which fee shall be fully earned as of December 31, 1999 and shall be due and payable in two installments as follows:

                    i) The first installment in the amount of $5,000.00 shall be due and payable in full in immediately available funds on January 15, 2000; and

                           ii) The second installment in the amount of $5,000.00 shall be due and payable in full in immediately available funds not later than July 1, 2000. The Company hereby acknowledges and agrees that each installment of such Amendment fee payable hereunder is nonrefundable on the date such installments are respectively due and payable as provided above, and that such fee constitutes obligations which are in
                                    addition  to  any  other  fees   payable  by
                                    Company under the Note.

         2. EFFECT ON NOTE. The Note, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of either party under the Note or under the Note Purchase Agreement.

         3.       MISCELLANEOUS.

                  a. Upon the effectiveness of this Amendment, each reference in the Note to "Note," "Notes," "hereunder," "herein," "hereof" or words of like import referring to the Note shall mean and refer to the Note as amended by this Amendment.

                  b. Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement and in the Financing Agreement and the other Loan Documents (as defined in the Financing Agreement) to the "Note," "Notes," "thereunder," "therein," "thereof" or words of like import referring to the Note shall include and refer to the Note as amended by this Amendment.

                  c. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective on December 31, 1999.

CFI PROSERVICES, INC.                                PURCHASER

                                                     SOUNDSHORE HOLDINGS LTD.

BY:                                                  BY:
TITLE: President & COO                               TITLE:

                             FIRST AMENDMENT TO NOTE

                                      DATED

                                 AUGUST 13, 1999

                  This FIRST AMENDMENT TO NOTE (this "Amendment") is entered into as of December 31, 1999 by and between CFI PROSERVICES, INC., an Oregon corporation (the "Company"), and the undersigned note purchaser U.S.

BANCORP LIBRA ("Purchaser"), with reference to the following facts:

         A. In connection with that certain Note Purchase Agreement, dated as of August 13, 1999 (as amended, restated, supplemented, modified, extended, or renewed from time to time, the "Note Purchase Agreement"), between the Company and each of the Purchasers named in Exhibit A thereto, the Company heretofore issued in favor of the undersigned Purchaser a 10% CONVERTIBLE SUBORDINATED DISCOUNT NOTE in original principal amount of $1,407,101.00 dated as of August 13, 1999 (the "Note").

         B. Contemporaneously herewith, the Company and certain parties are entering into that certain Amendment Number One to Financing Agreement dated as of August 13, 1999 (said amendment is referred to hereafter as the "First Amendment") in order to amend the Financing Agreement to, among other things, effect certain changes to the financial covenants set forth in the Financing Agreement;

         C. The Company and the undersigned Purchaser desire to enter into this Amendment in order to decrease the initial Conversion Price per share as set forth in the Note from $12.34375 to $10.00 per share; and

         D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Note, as amended hereby, and in the Note Purchase Agreement.

                  NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, the Company and the undersigned Purchaser hereby agree as follows:

         1.       AMENDMENT TO THE NOTE.

                    a. The second sentence in Section 6(d) of the Note is changed to read: "The initial Conversion Price shall be $10.00 per share of Common Stock."

                  b. Not later than January 11, 2000, Company shall pay to Purchaser an Amendment fee in the aggregate amount of $21,000.00, which fee shall be fully earned as of December 31, 1999 and shall be due and payable in two installments as follows:

                    i) The first installment in the amount of $10,500.00 shall be due and payable in full in immediately available funds on January 15, 2000; and

                           ii) The second installment in the amount of $10,500.00 shall be due and payable in full in immediately available funds not later than July 1, 2000. The Company hereby acknowledges and agrees that each installment of such Amendment fee payable hereunder is nonrefundable on the date such installments are respectively due and payable as provided above, and that such fee constitutes obligations which are in
                                    addition  to  any  other  fees   payable  by
                                    Company under the Note.

         2. EFFECT ON NOTE. The Note, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of either party under the Note or under the Note Purchase Agreement.

         3.       MISCELLANEOUS.

                  a. Upon the effectiveness of this Amendment, each reference in the Note to "Note," "Notes," "hereunder," "herein," "hereof" or words of like import referring to the Note shall mean and refer to the Note as amended by this Amendment.

                  b. Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement and in the Financing Agreement and the other Loan Documents (as defined in the Financing Agreement) to the "Note," "Notes," "thereunder," "therein," "thereof" or words of like import referring to the Note shall include and refer to the Note as amended by this Amendment.

                  c. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective on December 31, 1999.

CFI PROSERVICES, INC.                                PURCHASER

                                                     U.S. BANCORP LIBRA

BY:                                                  BY:
TITLE:   PRESIDENT & COO                             TITLE: